UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 31, 2010
Date of Report (Date of earliest event reported)

LocatePLUS Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-49957	04-3332304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cummings Center
Suite 235M
Beverly, MA		01915
(Address of principal executive offices)		(Zip Code)

(978) 921-2727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The  Company  announced  that  at  a  meeting  of the Board of Directors held on August 30,  2010,  the  Board  voted  to  extend  an offer for the position of Director to Anthony Spatorico and Ronald Lifton to occupy the two vacant positions on the Board of Directors. On August 30, 2010, both Mr. Spatorico and Mr.Lifton accepted this offer.

Mr. Spatorico has over 30 years experience as a Senior Executive which include a variety of Technical and Management functions at Eastman Kodak as well as VP of Research and Development at Anchor Continental (Intertape, Inc.).  Most recently, Mr. Spatorico was involved in directing revenue growth and software development of Employment Screening Profiles, Inc. (TruBackgrounds), a pre-employment screening company which was acquired by LocatePLUS in 2009.

Mr. Spatorico is active in a number of charitable and philanthropic organizations in Columbia, SC.

Mr. Lifton is currently the President and Chief Executive Officer of LocatePLUS Holdings Corporation.

LOCATEPLUS HOLDINGS CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LocatePLUS Holdings Corporation

By: /s/ Brian McHugh
Chief Financial Officer and Treasurer

Date: August 31, 2010